UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 30, 2014

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 30, 2014, in connection with the continuing shift in the Company’s focus to commercializing performance additive solutions based on polyhydroxyalkanoate (“PHA”) biopolymers, the Company’s Board of Directors approved a plan under which the Company will discontinue the operations of its wholly-owned German subsidiary, Metabolix GmbH, and pursue a sale of all or part of the operations of Metabolix GmbH. The purpose of the plan is to simplify the Company’s business structure and focus the Company’s resources on the success of its core biopolymers business based on PHA performance additives.

Metabolix GmbH has been engaged primarily in the marketing and sale of compounded resins used in compostable film and bag applications. Under the plan, as currently contemplated, the Company expects to sell, transfer and/or otherwise dispose of substantially all the assets of Metabolix GmbH, and Metabolix GmbH will cease operations by the end of 2014.

For financial reporting purposes, beginning in the third quarter of 2014, the Company intends to classify the assets and liabilities of Metabolix GmbH as assets and liabilities held for sale and classify the related operating activities of Metabolix GmbH as discontinued operations.  The results of Metabolix GmbH operations, as well as exit costs and other expenses, net of proceeds, related to the termination of the business, will be reflected as loss from discontinued operations.

In connection with the plan, the Company expects to incur a charge of approximately $900,000 in the third quarter of 2014 as a loss on disposal of discontinued operations. Approximately $750,000 of this charge is expected to be non-cash related. The final loss on disposal of discontinued operations may differ from this estimate depending on the actual or expected proceeds from the sale of Metabolix GmbH assets and the actual disposition costs incurred.  The Company does not anticipate incurring any charges for employee termination costs in connection with the plan.  The Company expects the discontinuation of Metabolix GmbH operations to result in net annual cash savings of approximately $2.0 million per year, with initial savings beginning during the fourth quarter of 2014.

Cautions About Forward-Looking Statements

This report contains forward-looking statements, including statements about the expected timing and effects of the proposed discontinuation of the operations of Metabolix GmbH and the expected sale or disposition of its assets. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including uncertainties regarding the completion of and proceeds from sale of Metabolix GmbH assets, uncertainties relating to the Company’s future costs, and other risks and uncertainties detailed in Metabolix’s filings with the Securities and Exchange Commission, including its 10-K for the year ended December 31, 2013 filed on March 28, 2014.

Item 2.06   Material Impairments.

The information disclosed above under Item 2.05 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: October 6, 2014	By:	/s/ Joseph Shaulson
Joseph Shaulson
President & Chief Executive Officer